UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2002

AGL RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-14174	58-2210952
(State or Other Jurisdiction Of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

817 West Peachtree Street, NW, Suite 1000, Atlanta, Georgia 30308

(Address of Principal Executive Offices)	(Zip Code)

(404) 584-9470

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

Richard J. Duszynski announced today that he is resigning as Executive Vice President, AGL Resources Inc. and Group President, Sequent Diversified Business Group in order to pursue another business opportunity. Robert M. Flavin, Executive Vice President, Sequent Diversified Business Group, will serve as Interim President until a permanent replacement is named.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: November 6, 2002	/s/ Richard T. O'Brien
Executive Vice President and Chief Financial Officer